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Exhibit 21

WELLPOINT HEALTH NETWORKS INC.
LIST OF SUBSIDIARY ENTITIES

Company	State of Incorporation
Affiliated Healthcare, Inc.	Texas
AHI Healthcare Corporation	Texas
American Managing Company	Texas
Atlanta Healthcare Partners, Inc.	Georgia
BCC Holdings Corporation, Inc.	California
BC Life & Health Insurance Company	California
Blue Cross and Blue Shield of Georgia, Inc.	Georgia
Blue Cross Blue Shield Healthcare Plan of Georgia, Inc.	Georgia
Blue Cross of California	California
C&S Properties, Inc.	Missouri
Cerulean Companies, Inc.	Georgia
Comprehensive Integrated Marketing Services	California
Cost Care, Inc.	Massachusetts
CSRA Healthcare Partners, Inc.	Georgia
Diversified Life Insurance Agency of Missouri, Inc.	Missouri
Fourty-Four Fourty-Four Forest Park Redevelopment Corp.	Missouri
Foxfield Ventures II, Inc.	Delaware
Greater Georgia Life Insurance Company	Georgia
Group Benefits of Georgia, Inc.	Georgia
Group Benefits Plus	California
HealthLink, Inc.	Illinois
HealthLink HMO, Inc.	Missouri
Health Ventures Partner, LLC	Illinois (LLC)
Healthy Alliance Life Insurance Co.	Missouri
HMO Missouri, Inc.	Missouri
MCS Health Management Options, Inc.*	Puerto Rico
National Capital Health Plan, Inc.	Virginia
UNICARE National Capital Preferred Provider Organization, Inc.	Maryland
Park Square I, Inc.	California
Park Square II, Inc.	California
Park Square Holdings, Inc.	California
Precision Rx, Inc.	Texas
Preferred Health Plans of Missouri, Inc.	Missouri
Professional Claim Services, Inc.	New York
R&P Realty, Inc.	Missouri
RightCHOICE Insurance Company	Illinois
RightCHOICE Managed Care, Inc.	Delaware
The Epoch Group, L.C.*	Missouri (LLC)
The Industry MSO, Inc.*	California
TriState Inc.	Delaware
UNICARE Health Plan of Oklahoma, Inc.	Oklahoma
UNICARE Health Plan of Virginia, Inc.	Virginia
UNICARE Health Plans	Illinois (partnership)
UNICARE Health Plans of the Midwest, Inc.	Illinois
UNICARE Health Insurance Company of the Midwest	Illinois
UNICARE Life & Health Insurance Company	Delaware
UNICARE Illinois Services, Inc.	Illinois
UNICARE National Services, Inc.	Delaware
UNICARE of Texas Health Plans, Inc.	Texas
UNICARE Service Co.	California

UNICARE Specialty Services, Inc.	Delaware
WellPoint Association Services Group, Inc.	Washington
WellPoint Behavioral Health, Inc.	Delaware
WellPoint California Services, Inc.	Delaware
WellPoint Dental Services, Inc.	Delaware
WellPoint Development Company, Inc.	Delaware

*
less than majority stock interest

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WELLPOINT HEALTH NETWORKS INC. LIST OF SUBSIDIARY ENTITIES